                                                                      EXHIBIT 11


                                 KAYE GROUP INC
                         Earnings Per Share Calculation
                  For the Twelve Months Ended December 31, 2000




                Shares outstanding at 12/31/99              8,458,295                 (A)

             Plus: Net Issuance of Treasury Stock              23,176

                                                         -------------
                      Balance @ 12/31/00                    8,481,471                 (B)

                       Balance @ 9/30/00                    8,476,003                 (C)

                       Balance @ 6/30/00                    8,469,173                 (D)

                       Balance @ 3/31/00                    8,463,357                 (E)

                                                         ------------
                  Weighted average @ 12/31/00               8,469,660       [(A)+(B)+(C)+(D)+(E)]/5
                                                         ------------


                                                         Twelve months
                                                            ended
                                                         Dec. 31,2000
                                                         ------------


       Net Income                                  $      9,404,000   (1)


  I.   Average Shares:                                    8,469,660   (2)


 II.   Basic EPS                                            1.1103    (1)/(2)
                                                         =========

 III.  Diluted EPS

              Weighted Average Shares                     8,469,660   (2)
              Dilution                                      143,601   (3)
                                                         ----------
                                                          8,613,261   (4)
                                                         ==========



              Diluted EPS                                    1.0918   (1)/(4)
                                                         ==========

                                                                      EXHIBIT 11


                                 KAYE GROUP INC
                         Earnings Per Share Calculation
                  For the Twelve Months Ended December 31,2000

 IV.   Outstanding at December 31, 2000
                                                                                          Weighted
                                 Units           Price/Share         Proceeds           Average       Proceeds
                               ----------        ----------          --------        -----------     ---------

A    Options (08/17/93)          75,500      $      10.000      $     755,000
     Options (01/24/94)           5,000             10.910             54,550
     Options (02/03/94)             500             11.630              5,815
     Options (09/13/95)          15,000              7.880            118,200
     Options (10/25/95)          39,750              8.430            335,093
     Options (05/15/96)          10,000              7.060             70,600           10,000           70,600
     Options (12/27/96)          15,000              5.000             75,000           15,000           75,000
     Options (02/01/97)          35,000              5.000            175,000           35,000          175,000
     Options (02/25/97)         156,750              5.060            793,155          158,410          801,555
     Options (04/15/97)         200,000              5.000          1,000,000          200,000        1,000,000
     Options (07/01/97)          10,000              4.970             49,700           10,000           49,700
     Options (10/31/97)          15,000              8.030            120,450
     Options (12/31/97)           5,000              6.640             33,200            5,000           33,200
     Options (07/01/98)                              6.700                               1,600           10,720
     Options (10/30/98)          20,000              6.170            123,400           20,000          123,400
     Options (12/10/98)          21,800              6.600            143,880           21,800          143,880
     Options (02/15/99)             160              7.410              1,186              672            4,980
     Options (02/24/99)          40,000              7.380            295,200           40,000          295,200
     Options (10/29/99)          20,000              8.240            164,800
     Options (11/01/99)          48,500              8.240            399,640
     Options (12/15/99)         252,500              7.500          1,893,750
     Options (05/15/00)         122,500              7.500            918,750
     Options (10/10/00)           1,000              7.070              7,070              200            1,414
     Options (10/31/00)          20,000              6.900            138,000            4,000           27,600
     Options (11/16/00)             750              7.500              5,625
                          -------------                         -------------    -------------    -------------
                              1,129,710                         $   7,677,063          521,682(5)     2,812,248
                          =============                         =============    =============    =============

     Dilutive Shares            521,682(5)                          2,812,248 (6)
                          =============                          ============



  V.   Average market value/share                                   Average                Close on
                                                                    Close                 last day
                                                                 -------------            ----------
                             January                                    8.728
                             February                                   8.788
                             March                                      7.360               6.563
                                                                 ------------
                                       Hash total 3 mths               24.876
                                                                 ============

                             April                                      6.765
                             May                                        7.179
                             June                                       5.979               5.813
                                                                 ------------
                                       Hash total 3 mths               19.923
                                                                 ============

                             July                                       6.635
                             August                                     7.712
                             September                                  7.619               5.938
                                                                 ------------
                                       Hash total 3 mths               21.966
                                                                 ============

                             October                                    6.980
                             November                                   7.914
                             December                                   7.600               7.75
                                                                 ------------
                                       Hash total 3 mths               22.494
                                                                 ============

                                                                 ------------
                                       Hash total 12 mths              89.259
                                                                 ============

                                                                           12
                                                                 ------------
              Average price per share Twelve mths                       7.438
                                                                 ============

 VII.  Diluted
                                                                 Twelve Months
                                                                 -------------

              Total Proceeds from exercise                    $     2,812,248      (6)
              Divided by average price                                  7.438

              Repurchase shares of                                    378,081      (7)

              Shares issued (options)                                 521,682      (5)
                                                                 -------------
              Dilution - Shares                                       143,601  (3)=(5)-(7)
                                                                 =============
